Exhibit 5.1

 April 8, 2019

Greenlane Holdings, Inc.

1095 Broken Sound Parkway, Suite 300

Boca Raton, Florida 33487

Re:	Securities Being Registered under Registration Statement on Form S-1
(Registration No. 333-230405)

Ladies and Gentlemen:

We have represented Greenlane Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, as amended (the “Registration Statement”), of the Company, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement covers the registration of up to 4,666,666 shares (the “Direct Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”) that may be offered for sale by the Company and 1,466,667 shares (the “Selling Stockholder Shares” and, together with the Direct Shares, the “Shares”) of the Company’s Class A Common Stock that may be offered for sale by certain stockholders of the Company (including shares that may be sold by such stockholders upon exercise of the underwriters’ over-allotment option).

In connection with the furnishing of this opinion, we have examined originals, or copied certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement;
2.	the form of the Underwriting Agreement (the “Underwriting Agreement”), included as Exhibit 1.1 to the Registration Statement;
3.	the form of the Amended and Restated Certificate of Incorporation of the Company, included as Exhibit 3.1 to the Registration Statement; and
4.	the form of the Amended and Restated Bylaws of the Company, included as Exhibit 3.2 to the Registration Statement.

In addition, we have examined such corporate records of the Company that we have considered appropriate, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below, including without limitation the certificate of incorporation, as amended, of the Company, the bylaws, as amended, of the Company and certain resolutions of the Board of Directors. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents.

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In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the completeness and authenticity of the originals of such copies.

Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that, when the Amended and Restated Certificate of Incorporation of the Company, in the form most recently filed as an exhibit to the Registration Statement, has been filed with the Secretary of State of Delaware, the Shares will have been duly authorized by all necessary corporate action of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States. The reference and limitation to “Delaware General Corporation Law” includes the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

Very truly yours,

/s/ PRYOR CASHMAN LLP